Exhibit 99.1

Union Pacific Announces Unified Plan 2020

FOR IMMEDIATE RELEASE

OMAHA, Neb., Sept. 17, 2018 – Union Pacific today announced its Unified Plan 2020, a new operating plan that implements Precision Scheduled Railroading principles. Unified Plan 2020 will launch Oct. 1 and will be rolled out in phases across the entire Union Pacific rail network.

The plan is an important part of Union Pacific’s objective of operating a safe, reliable and efficient railroad. Resulting benefits are expected to help Union Pacific achieve its 60 percent operating ratio goal by 2020, on the way to achieving a 55 percent operating ratio.

“We are not currently meeting customer expectations,” said Lance Fritz, Union Pacific’s chairman, president and chief executive officer. “Unified Plan 2020 is our path forward to secure our place as the industry leader in safety, service and financial performance.”

Precision Scheduled Railroading is operational at other large North American railroads, driving improved service reliability for customers, increased operating efficiency and reduced network complexity. Key principles being incorporated into Union Pacific’s Unified Plan 2020 include:

•	Shifting the focus of operations from moving trains to moving cars.
•	Minimizing car dwell, car classification events and locomotive power requirements.
•	Utilizing general-purpose trains by blending existing train services.
•	Balancing train movements to improve the utilization of crews and rail assets.

Unified Plan 2020 is being developed in conjunction with employees closest to the work, including in the field, incorporating their experience and expertise. Union Pacific will communicate thoroughly with customers in advance of making changes to existing rail service.

The plan will first be implemented on Union Pacific’s eastern North/South corridor, creating more streamlined operations between Wisconsin and Texas. Further rollout will occur in phases with initial implementation across the entire rail network expected by 2020.

Unified Plan 2020 Investor Conference Call

A conference call will be broadcast live over the Internet and via teleconference on Wednesday, Sept. 19, 2018, at 8 a.m. Eastern Time to further discuss Unified Plan 2020.

What:    Union Pacific Corporation’s Unified Plan 2020 Investor Conference Call

When:   Wednesday, Sept. 19, 2018, at 8:00 a.m. ET

Where:  Union Pacific’s website at www.up.com/investor.  Alternatively, the webcast can be accessed directly through the following link.

How:     Live over the Internet

                          –OR–

                         Dial-in telephone access

Domestic             877-407-8293

International        201-689-8349

If you are unable to participate during the live teleconference, presentation materials and the call will be archived on Union Pacific's website at www.up.com/investor.  An MP3 downloadable audio file will also be available at the same location.

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. In the last 10 years, 2008-2017, Union Pacific invested approximately $34 billion in its network and operations to support America's transportation infrastructure. The railroad's diversified business mix is classified into its Agricultural Products, Energy, Industrial and Premium business groups. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

Union Pacific Media contact: Kristen South at 402-544-3435 or kmsouth@up.com

Union Pacific Investor contact: Mike Miller at 402-544-4227 or mvmiller@up.com

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This press release contains statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to implementing a new operating plan and its ability to improve network performance and customer service.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2017, which was filed with the SEC on February 9, 2018.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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